Exhibit 99.1

Mellon Financial Corporation

Quarterly Earnings Summary

July 19, 2006

Table of Contents

Cautionary Statement	1
Second Quarter 2006 Financial Highlights (vs. second quarter 2005)	2
Summary Income Statement	3
Noninterest Revenue	4
Net Interest Revenue	5
Operating Expense	6
Revenue (FTE) and Pre-tax Income (FTE) Mix / Assets Under Management Flows	7
Business Sectors Summary	8
Mellon Asset Management	9
Private Wealth Management	10
Asset Servicing	11
Payment Solutions & Investor Services	12
Other / Discontinued Operations / Junior Subordinated Debentures / Strategic Review Update	13
Appendix – Financial Trends	14

All narrative comparisons in this Quarterly Earnings Summary are with the second quarter of 2005 and all information is reported on a continuing operations basis, unless otherwise noted. Discontinued operations are discussed on page 13.

Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.

Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to your questions are “forward-looking statements.” These statements relate to, among other things, the Corporation’s future financial results, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, the expected third quarter 2006 net interest revenue, new business wins, the expected tax provisioning rate for the third and fourth quarters of 2006, the expectation to complete a previously announced acquisition in the fourth quarter of 2006, expected increases in compensation, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; changes in the mix of deposits; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of terrorist acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission. Such forward-looking statements speak only as of July 19, 2006, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

SECOND QUARTER 2006 FINANCIAL HIGHLIGHTS (vs. second quarter 2005)

	Income		EPS
	$ millions	% growth	$	% growth
Continuing operations	$228	13%	$.55	12%
Total Corporation	$231	84%	$.56	87%

	Growth
Business Sectors	Revenue	Pre-tax Income	% of Pre-tax Income	Commentary
Mellon Asset Management	24%	45%	46%	Market/performance fees/net flows

Private Wealth Management	6%	(3)%	21%	Strong fee growth/flat yield curve/continued growth investment

Asset Servicing	33%	40%	26%	New business/strong foreign exchange and securities lending/jv growth

Sub-total			93%

Payment Solutions & Investor Services	(4)%	(11)%	12%	Lower volumes/lower expenses

Other			(5)%

			100%

•	Record level of assets under management $870 billion, an increase of 18%; net inflows for the second quarter of 2006 totaled $17 billion; assets under management up 8% (unannualized) linked quarter due to the impact of the WestLB Mellon Asset Management joint venture as well as net flows

•	Record level of assets under custody/administration $4.213 trillion, an increase of 22%

•	Total Revenue increased 15% (detailed on page 3)

•	Excluding acquisitions, total revenue increased 13%

•	Fees and other revenue grew 18% (15% excluding acquisitions)

•	Net interest revenue declined 8% due the challenging interest rate environment and the leveraged lease benefit of $12 million in 2Q05

•	Operating expense increased 18% (detailed on page 6)

•	Excluding acquisitions, operating expense increased 15%

•	Pre-tax margin was 26%, compared with a pre-tax margin of 27% for 2Q05 and 26%, excluding the charge detailed on page 3, for 1Q06

•	The tax rate was 29.5% for the second quarter of 2006 compared to 31.6% for the second quarter of 2005 and 32.5% for the first quarter of 2006. Reflects benefit of $10 million, or 2 cents per share, related to the completion of a recent IRS audit cycle, net of additional state tax exposure accruals. Third and fourth quarters of 2006 expected to be approximately 32.5%.

•	The tangible shareholders’ equity ratio was 4.99% at June 30, 2006 vs. 4.25-5.00% target range

•	Unrealized mark-to-market after tax losses on the securities available for sale portfolio increased by $33 million in the second quarter of 2006

•	Repurchased 3.5 million shares during the second quarter of 2006 (net share reduction of 2.1 million)

•	Walter Scott & Partners acquisition expected to close in early fourth quarter 2006

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

SUMMARY INCOME STATEMENT

Mellon Financial Corporation

Continuing Operations

(dollar amounts in millions, non-FTE basis)	2005			2006		2Q06 vs. 2Q05
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Total fee and other revenue	$998	$1,038	$1,107	$1,140	$1,176	18%
Gains on sales of securities	—	1	—	—	—	—
Net interest revenue	127	118	123	126	118	(8)

Total revenue	1,125	1,157	1,230	1,266	1,294	15
Provision for credit losses	3	12	5	1	(3)	N/M
Total operating expense (a)	826	871	916	966	973	18

Income from continuing operations before income taxes	296	274	309	299	324	9
Provision for income taxes	93	78	101	97	96

Income from continuing operations	$203	$196	$208	$202	$228	13
Return on equity (annualized)	20%	19%	20%	20%	22%
Pre-tax operating margin (FTE)	27%	24%	26%	24%	26%
- excluding the item in footnote (a)	27%	24%	26%	26%	26%

(a)	1Q06 includes the $19 million charge recorded in connection with payments, awards and benefits payable to Mellon’s former chairman and chief executive officer, pursuant to his employment agreement.

N/M - Not meaningful.

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

NONINTEREST REVENUE

	2005			2006		2Q06 vs. 2Q05
(dollar amounts in millions, unless otherwise noted)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Investment management	$417	$438	$447	$466	$489	17%
Performance fees	26	41	77	58	48	86

Total investment management	443	479	524	524	537	21
Distribution and service	74	82	90	98	108	45
Institutional trust and custody	193	197	214	224	244	26
Payment solutions & investor services	142	122	126	121	124	(12)
Foreign exchange trading	50	52	46	58	69	35
Financing-related/equity investment	50	51	49	54	50	—
Other	46	55	58	61	44	(3)

Total fee and other revenue	998	1,038	1,107	1,140	1,176	18
Gains on sales of securities	—	1	—	—	—	—

Total noninterest revenue (non-FTE)	$998	$1,039	$1,107	$1,140	$1,176	18%
Total noninterest revenue (FTE)	$1,010	$1,047	$1,118	$1,149	$1,185	17%
Fee and other revenue as a percentage of total revenue (FTE)	88%	90%	90%	90%	91%
Market value of assets under management at period-end (in billions)	$738	$766	$781	$808	$870	18%
Market value of assets under custody or administration at period-end (in billions)	$3,450	$3,777	$3,908	$4,125	$4,213	22%
S&P 500 Index - period-end	1191	1229	1248	1295	1270	7%
S&P 500 Index - daily average	1182	1224	1231	1284	1281	8%

KEY POINTS

•	Investment management fees were up a strong 21% driven by improved equity markets, higher performance fees and net asset inflows; excluding the impact of performance fees, investment management fees increased by 17%

•	Distribution and service fees increased 45% reflecting higher market values and higher sales volumes of mutual funds; Mellon Global Investments, our international distributor, accounted for 77% of the growth, with the remainder accounted for primarily by Dreyfus

•	Institutional trust & custody fees increased 26% reflecting net new business and conversions, the acquisition of the remaining 50% interest in Mellon Analytical Solutions (MAS) in September 2005, higher earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures, higher securities lending revenue and higher equity market levels; excluding the impact of this acquisition, institutional trust & custody fees increased 19%

•	Payment solutions & investor services fees declined 12% reflecting lower processing volumes due principally to the partial loss of the passport business in Working Capital Solutions (formerly Global Cash Management) and higher compensating balance credits in lieu of fees (recorded in net interest revenue), partially offset by higher ancillary services revenue at Mellon Investor Services; increased 4% (unannualized) compared to 1Q06 due primarily to higher ancillary revenue at Mellon Investor Services

•	Foreign exchange trading revenue increased 35% reflecting increased client volumes and higher volatility in key currencies

Other Items Impacting Future Quarters

•	Securities lending revenue is expected to be seasonally lower in 3Q06

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

NET INTEREST REVENUE

	2005			2006		2Q06 vs. 2Q05
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Net interest revenue (FTE)	$133	$123	$126	$130	$122	(8)%
Net interest margin (FTE)	2.07%	1.84%	1.85%	1.95%	1.73%	(34	)bps
Selected average balances:
Money market investments	$3,307	$2,713	$2,825	$2,330	$2,909	(12)%
Trading account securities	293	309	283	309	439	50
Securities (a)	14,497	16,019	16,956	17,638	18,232	26
Loans	7,339	7,421	7,133	6,758	6,625	(10)

Interest-earning assets (a)	25,436	26,462	27,197	27,035	28,205	11
Interest-bearing deposits	15,303	16,155	16,013	15,295	15,722	3
Noninterest-bearing deposits	7,012	7,411	7,892	8,274	8,362	19
Noninterest-bearing deposits as a percentage of securities	48%	46%	47%	47%	46%

(a)	Excludes adjustments for fair value required by SFAS No. 115.

KEY POINTS

•	Net interest revenue decreased 8%, despite an 11% increase in average earning assets. The second quarter of 2005 included the benefit of $12 million in net interest revenue associated with the cumulative impact of a client exercising its option to extend the terms of a leveraged lease. Another factor negatively impacting net interest revenue was the reduced levels of large corporate real estate loans and leases (Mellon exited the large corporate real estate business in 1Q06).

•	Compared to the first quarter of 2006 net interest revenue decreased 6% (unannualized), primarily due to the sale of the large corporate real estate loan portfolio, higher costs of funding seed capital and the investment in the WestLB Mellon joint venture and a lower percentage of non-interest bearing deposits supporting investment securities.

•	3Q06 net interest revenue outlook - $122 to $127 million (FTE)

•	Please refer to pages 4 and 5 of the appendix for a 10-quarter trend of average balances and interest yields/rates

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

OPERATING EXPENSE

	2005			2006			2Q06 vs. 2Q05
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr		2nd Qtr
Staff:
Compensation	$250	$258	$264	$272		$272	9%
Incentives (a)	114	127	134	171		149	29
Employee benefits	63	67	66	76		72	15

Total staff	427	452	464	519	(b)	493	15

Non-staff:
Professional, legal and other purchased services	110	114	123	115		127	15
Distribution and servicing	90	100	106	115		126	40
Net occupancy	57	61	59	59		59	2
Equipment	44	44	47	44		44	—
Business development	23	23	28	26		28	17
Communications	19	19	21	24		22	18
Amortization of intangible assets	7	6	8	7		7	—
Other	49	52	60	57		67	40

Total non-staff	399	419	452	447		480	20

Total operating expense	$826	$871	$916	$966		$973	18%

Total staff expense as a percentage of total revenue (FTE)	37%	39%	37%	41	% (b)	38%

(a)	Stock option expense totaled $6 million, $7 million and $6 million in the second, third and fourth quarters of 2005. It totaled $11 million in the 1Q06, including $3 million for Mellon’s former chairman and CEO, pursuant to his employment agreement and $9 million in the 2Q06.

(b)	1Q06 includes a $19 million pre-tax charge in connection with payments, awards and benefits payable to Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. Excluding this charge, staff expense as a percentage of total revenue (FTE) was 39% in 1Q06.

KEY POINTS

Total Staff

•	Excluding the acquisition of Mellon Analytical Solutions and the impact of severance, compensation expense increased by 4%

•	The growth in incentives of 29% was principally due to the growth of pre-tax profits in Mellon Asset Management and Asset Servicing

•	The growth in benefits was primarily due to the increased cost of pensions and the acquisition of Mellon Analytical Solutions

Non-Staff

•	The 15% increase in professional, legal and purchased services was due to new business generation and in support of strategic initiatives

•	The 40% increase in distribution and servicing related primarily to an increased level of mutual fund sales outside of the U.S.

•	Net occupancy and equipment expense remained well-controlled

•	The 40% increase in other expense related principally to the growth of the joint ventures and the associated amounts of pass-through revenue ($9 million) and the acquisition of Mellon Analytical Solutions

Other Items Impacting Future Quarters

•	Annual merit increase effective 7/1/06 - increase in compensation is approximately 3%, or $8 million per quarter

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

Second Quarter 2006 Revenue (FTE) and Pre-tax Income (FTE) Mix

Revenue	Pre-tax Income *
82% Asset Management and Asset Servicing	93% Asset Management and Asset Servicing

* The Other sector reported a loss of 5% of pre-tax income.

Assets Under Management Flows

12 Months

Changes in market value of assets under management from June 30, 2005 to June 30, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at June 30, 2005	$584	$50	$104	$738
Net inflows/ outflows:
Long-term	36	2	—	38
Money market	15	—	—	15
Securities lending	—	—	(4)	(4)

Total net inflows/ outflows	51	2	(4)	49
Net market appreciation (a)	34	1	—	35
Acquisitions/transfers	39	1	8	48

Market value of assets under management at June 30, 2006	$708	$54	$108	$870

(a)	Includes the effect of changes in foreign exchange rates.

3 Months

Changes in market value of assets under management from March 31, 2006 to June 30, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at March 31, 2006	$649	$55	$104	$808
Net inflows/outflows:
Long-term	11	—	—	11
Money market	10	—	—	10
Securities lending	—	—	(4)	(4)

Total net inflows/ outflows	21	—	(4)	17
Net market depreciation (a)	(1)	(1)	—	(2)
Acquisition/transfer	39	—	8	47

Market value of assets under management at June 30, 2006	$708	$54	$108	$870

(a)	Includes the effect of changes in foreign exchange rates.

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

MELLON FINANCIAL CORPORATION

BUSINESS SECTORS SUMMARY

Our lines of business are combined into five business sectors: Mellon Asset Management; Private Wealth Management; Asset Servicing; Payment Solutions & Investor Services (PS&IS); and Other.

(dollar amounts in millions unless otherwise noted, presented on an FTE basis)	Mellon Asset Management			Private Wealth Management
	2Q06	1Q06	2Q05	2Q06	1Q06	2Q05
Total revenue	$550	$550	$443	$177	$172	$166
Operating expense	396	390	336	105	103	92

Income from continuing operations before taxes (FTE)	$154	$160	$107	$72	$69	$74

Average assets	2,353	1,981	1,977	10,395	10,279	9,462
Average common equity	997	997	966	553	553	571
Average economic capital (a)	1,396	1,396	1,442	737	737	786
Return on common equity (annualized)	42%	44%	29%	35%	34%	34%
Pre-tax operating margin	28%	29%	24%	41%	40%	45%

(dollar amounts in millions, unless otherwise noted, presented on an FTE basis)	Asset Servicing			Payment Solutions & Investor Services
	2Q06	1Q06	2Q05	2Q06	1Q06	2Q05
Total revenue	$348	$313	$262	$174	$167	$181
Operating expense	261	245	200	133	129	135

Income from continuing operations before taxes (FTE)	$87	$68	$62	$41	$38	$46

Average assets	9,248	8,376	8,117	7,129	7,326	7,169
Average common equity	551	551	482	266	266	315
Average economic capital (a)	683	683	607	330	330	390
Return on common equity (annualized)	42%	34%	33%	41%	39%	38%
Pre-tax operating margin	25%	22%	24%	23%	23%	25%

(dollar amounts in millions, unless otherwise noted, presented on an FTE basis)	Other				Total Consolidated
	2Q06	1Q06		2Q05	2Q06	1Q06	2Q05
Total revenue	$58	$77		$91	$1,307	$1,279	$1,143
Credit quality expense	(3)	1		3	(3)	1	3
Operating expense	78	99	(b)	63	973	966	826

Income (loss) from continuing operations before taxes (FTE)	$(17)	$(23)		$25	$337	$312	$314

Average assets (c)	9,979	9,553		9,492	39,104	37,515	36,436
Average common equity	1,815	1,790		1,753	4,182	4,157	4,087
Average economic capital (a)	2,051	2,033		1,899	5,197	5,179	5,124
Return on common equity (annualized)	N/M	N/M		N/M	22%	20%	20%
Pre-tax operating margin	N/M	N/M		N/M	26%	24%	27%

(a)	Defined as the sum of average common equity and average Tier I preferred equity.

(b)	Includes a $19 million pre-tax charge in connection with payments, awards and benefits payable to Mellon’s former chairman and chief executive officer, pursuant to his employment agreement.

(c)	Consolidated average assets include average assets of discontinued operations of $219 million for the second quarter of 2005.

N/M - Not meaningful.

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

MELLON ASSET MANAGEMENT

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005			2006		2Q06 vs. 2Q05
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Investment management:
Mutual funds	$187	$200	$201	$194	$201	8%
Institutional clients	129	133	136	158	170	32
Performance fees	26	41	77	58	48	86
Private clients	21	22	23	24	26	26

Total investment management	363	396	437	434	445	23
Distribution and service	74	82	90	98	108	45
Other fee revenue	12	15	11	22	8	N/M

Total fee and other revenue	449	493	538	554	561	25
Net interest revenue (expense)	(6)	(6)	(5)	(4)	(11)	N/M

Total revenue	443	487	533	550	550	24
Operating expense	336	358	372	390	396	17

Income before taxes	$107	$129	$161	$160	$154	45%
Market value of assets under management at period-end (in billions) (a)	$584	$609	$625	$649	$708	21%
Assets under management - net inflows (outflows) (in billions):
Long-term	$(1)	$9	$6	$10	$11
Money market	$—	$4	$4	$(3)	$10
Employees at period-end	2,500	2,400	2,400	2,500	2,500
Return on common equity (annualized)	29%	37%	43%	44%	42%
Pre-tax operating margin	24%	27%	30%	29%	28%
MEMO: Intangible amortization	$4	$3	$3	$3	$3

(a)	Excludes amounts subadvised for other sectors of $3 billion, $3 billion, $4 billion, $4 billion and $3 billion.

KEY POINTS

•	Strong positive operating leverage as revenue growth of 24% exceeded expense growth of 17% resulting in 400 bps of margin expansion

•	Investment management fees increased 23% reflecting improved equity markets, higher performance fees, net asset inflows as well as the impact of the WestLB Mellon Asset Management joint venture.

•	Performance fees accounted for 27% of the overall increase in investment management fees, driven by an increasing number of mandates with performance fee opportunities as well as continued strong investment performance; of the $22 million increase in performance fees, 26% were from new client mandates

•	Net positive AUM inflows of $21 billion in 2Q06 were comprised of $11 billion of long-term inflows and $10 billion of money market inflows; approximately 68% of long-term inflows were non-U.S.

•	Distribution and service fees increased 45% reflecting higher market values and higher sales volumes, particularly outside of the U.S., as Mellon Global Investments accounted for 77% of the growth, with the remainder primarily accounted for by Dreyfus

•	Operating expense increased 17% due primarily to increased distribution expenses and higher incentives related to new business and increased level of performance fees

Other Items Impacting Future Quarters

•	Walter Scott & Partners acquisition expected to close in early fourth quarter 2006

•	$27 billion in assets under management

•	Expected to generate an upper teens IRR and be accretive to EPS in 2006 and thereafter

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

PRIVATE WEALTH MANAGEMENT (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005			2006		2Q06 vs. 2Q05
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Investment management	$80	$83	$87	$90	$92	15%
Institutional trust and custody	2	3	2	3	2	—
Other fee revenue	5	5	6	5	6	N/M

Total fee and other revenue	87	91	95	98	100	14
Net interest revenue	79	77	76	74	77	(2)

Total revenue	166	168	171	172	177	6
Operating expense	92	96	100	103	105	14

Income before taxes	$74	$72	$71	$69	$72	(3)%
Average loans	$4,623	$4,651	$4,563	$4,615	$4,688	1%
Average assets	$9,462	$10,062	$10,860	$10,279	$10,395	10%
Average deposits	$8,286	$8,846	$9,474	$8,824	$8,865	7%
Market value of total client assets at period end (in billions)	$78	$82	$86	$89	$87	12%
Employees at period-end	1,900	1,900	1,900	1,900	2,000
Return on common equity (annualized)	34%	34%	32%	34%	35%
Pre-tax operating margin	45%	43%	41%	40%	41%
MEMO: Intangible amortization	$1	$1	$1	$1	$1

(a)	In the first quarter of 2006, the financial results of Mellon 1st Business Bank, National Association were moved to the Private Wealth Management sector from the former Treasury Services/Other Activity sector. All prior periods have been restated.

N/M - Not meaningful.

KEY POINTS

•	Total fee and other revenue increased 14% driven by organic growth and new business, improved equity markets and the acquisitions of City Capital (December 2005) in Atlanta and the Planned Giving Services Group of U.S. Trust Corporation (March 2006)

•	Net interest revenue decreased 2% due principally to narrower spreads earned on deposits, as rates paid to depositors increased faster than the portfolio yields on investment securities in which the excess deposits were invested, partially offset by a 7% increase in average deposit levels

•	Negative operating leverage resulted from the decline in net interest revenue and the expense impact of business growth initiatives including the opening of 2 new offices, additional sales representatives, increased marketing efforts and technology enhancements

•	An increase in total client assets of 12% resulting from net new business noted above, particularly in Family Office and Private Wealth business in the Boston market, as well as acquisitions and improved market conditions

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

ASSET SERVICING

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005			2006		2Q06 vs. 2Q05
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Institutional trust and custody	$141	$154	$171	$174	$187	34%
Securities lending revenue	33	25	26	30	38	12
Other fee revenue	67	70	72	83	96	44

Total fee and other revenue (a)	241	249	269	287	321	33
Net interest revenue	21	22	20	26	27	25

Total revenue	262	271	289	313	348	33
Operating expense	200	217	238	245	261	31

Income before taxes	$62	$54	$51	$68	$87	40%
Average deposits	$6,859	$7,753	$7,077	$7,111	$7,570	10%
Market value of assets under management at period-end (in billions) (b)	$104	$106	$103	$104	$108	3%
Market value of assets under custody or administration at period-end (in billions)	$3,416	$3,746	$3,874	$4,091	$4,180	22%
Employees at period-end	3,800	4,100	4,200	4,500	4,500
Return on common equity (annualized)	33%	30%	27%	34%	42%
Pre-tax operating margin	24%	20%	18%	22%	25%
MEMO:
Total joint venture revenue (a)	$101	$102	$107	$119	$149	46%
Intangible amortization	$2	$2	$3	$3	$3

(a)	Total joint venture revenue includes the activity of CIBC Mellon and ABN AMRO Mellon. Included in total fee and other revenue is Mellon’s portion of the earnings of the joint ventures, which are accounted for under the equity method of accounting.

(b)	Represents the investment of securities lending cash collateral managed by the Asset Servicing sector.

KEY POINTS

•	Positive operating leverage as revenue growth of 33% exceeded expense growth of 31% resulting in 100 bps of margin expansion

•	Total revenue increased 33% reflecting:

•	A 34% increase in institutional trust and custody fees driven by new business and conversions, the acquisition of Mellon Analytical Solutions (MAS) in September 2005, higher earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures, as well as improved market conditions

•	A 12% increase in securities lending revenue resulting from increased spreads and higher volumes

•	Record foreign exchange fees due to higher client volumes and higher volatility in key currencies

•	A 25% increase in net interest revenue due to higher foreign and domestic deposit balances

•	Operating expense increased 31% reflecting the Mellon Analytical Solutions acquisition, increased joint venture pass-through payments and in support of new business

•	Assets under custody or administration increased to a record level of $4.180 trillion including net new conversions of $45 billion in second quarter of 2006

•	New business wins totaled $66 billion in 2Q06 (approximately two-thirds of which represented new clients and came from outside the U.S.) [Editor’s note: The version of the Quarterly Earnings Summary initially posted on the Corporation’s website on July 19, 2006, incorrectly reported new business wins as $66 million in 2Q06.]

•	Global Investor Magazine Custody Survey released during 2Q06 - #1 rated global custodian among the peer group of large custodians 4 out of the last 5 years

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

PAYMENT SOLUTIONS & INVESTOR SERVICES

	2005			2006		2Q06 vs. 2Q05
(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Payment solutions & investor services	$142	$122	$126	$121	$124	(12)%
Other fee revenue	6	5	7	5	6	—

Total fee and other revenue	148	127	133	126	130	(11)
Net interest revenue	33	34	38	41	44	30

Total revenue	181	161	171	167	174	(4)
Operating expense	135	127	132	129	133	(1)

Income before taxes	$46	$34	$39	$38	$41	(11)%
Average deposits	$6,437	$6,244	$6,576	$6,783	$6,541	2%
Employees at period-end	3,800	3,700	3,600	3,500	3,500
Return on common equity (annualized)	38%	30%	31%	39%	41%
Pre-tax operating margin	25%	21%	23%	23%	23%
MEMO: Intangible amortization	$—	$—	$1	$—	$—

KEY POINTS

•	Total fee and other revenue decreased $18 million reflecting lower processing volumes at Working Capital Solutions due primarily to the partial loss of the passport processing business as well as higher credits for compensating balances in lieu of fees (recorded in net interest revenue), partially offset by higher ancillary services revenue at Mellon Investor Services

•	Compared to the first quarter of 2006, total fee and other revenue increased $4 million as higher ancillary fee revenue at Mellon Investor Services was partially offset by a higher level of processing revenue paid via compensating balances

•	Net interest revenue increased $11 million resulting from the impact of higher compensating balances and increased spreads on noninterest-bearing deposits reflecting the higher interest rates at which excess deposits were invested

•	Lower staff costs on lower processing volumes, offset by the decline in revenue, resulting in a lower pre-tax margin and negative operating leverage

•	Mellon Investor Services Call Centers in New Jersey and Manila awarded the J.D. Power and Associates Call Center Certification.

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Mellon Financial Corporation 2Q06 Quarterly Earnings Summary

OTHER

Income before taxes (FTE)	2005			2006
(in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Corporate lending	$4	$4	$6	$4	$4
Venture capital	5	10	7	9	7
Business exits	22	(5)	(1)	12	9
Corporate activity/other	(6)	(11)	(11)	(48)	(37)

Income before taxes (FTE)	$25	$(2)	$1	$(23)	$(17)

The decline in income before taxes reflects, among other items:

•	In Business exits, a decrease in revenue due to the $12 million impact of the cumulative effect of a client exercising its option to extend the terms of a leveraged lease in the second quarter of 2005

•	In Corporate activity/other, a decline of $31 million due to:

•	An $18 million decrease in net interest revenue primarily reflecting the higher cost of interest sensitive funds purchased by Corporate Treasury from our business sectors which were used to fund adjustable rate mortgage securities

•	A decrease of $14 million in corporate owned life insurance revenue

These amounts were partially offset by:

•	Net gains of $17 million in 2Q06 compared with $12 million in 2Q05 in Venture Capital

•	Provision for credit losses of negative $3 million in 2Q06 compared with positive $3 million in 2Q05 in Corporate activity/other

DISCONTINUED OPERATIONS

On March 16, 2005, we announced the signing of a definitive agreement to sell our human resources (HR) consulting practices, benefits administration and business process outsourcing businesses to ACS. The sale closed on May 26, 2005. In the first quarter of 2005, we applied discontinued operations accounting to these businesses. The $3 million after-tax net gain on disposals recorded in the second quarter of 2006 primarily resulted from the recovery of items previously written-off in discontinued operations. All information in this quarterly earnings summary reflects continuing operations, unless otherwise noted.

JUNIOR SUBORDINATED DEBENTURES

Based on current interest rate expectations, we are considering the redemption of our Series A and Series B junior subordinated debentures, each issued for a face value of $515 million, on or after the optional call dates of Dec. 1, 2006 and Jan. 15, 2007, respectively. The securities are redeemable at 103.86% and 103.9975% of the liquidation amounts during the 12-month periods beginning on the call dates. There would be a charge to income of approximately $21 million for the redemption premium and unamortized issuance costs, net of a gain on related interest rate swaps, on the Series A security and $23 million for the redemption premium and unamortized issuance costs on the Series B security. We would expect to replace these securities with a combination of Tier I qualifying capital securities and senior debt securities that would reduce our funding costs beginning in 2007.

STRATEGIC REVIEW UPDATE

•	Process began in April and will continue through late fall

•	Conducting comprehensive review of entire business portfolio with focus on continuing top line growth while expanding margins

•	Analysis, results and recommendations will be reviewed with the Board in October

•	Analyst presentation scheduled for November 13, 2006 in New York City.

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Quarterly Earnings Summary

APPENDIX

Financial Trends

Table of Contents

Notes to Financial Trends	1
Consolidated Results	2
Noninterest Revenue	3
Average Balances	4
Interest Yields / Rates	5
Operating Expense	6
Assets Under Management / Administration or Custody	7
Assets Under Management Net Flows	8
Mellon Asset Management	9
Private Wealth Management	10
Asset Servicing	11
Payment Solutions & Investor Services	12
Other	13
Annual Business Sector Trends 2003-2005	14
Nonperforming Assets	16
Provision and Reserve for Credit Exposure	17

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